UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. _____)

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

DATAMEDS AI, INC.
(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DataMeds AI, Inc.

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To the Stockholders of DataMeds AI, Inc.:

This notice and the accompanying information statement are being furnished to the stockholders of DataMeds AI, Inc., a Delaware corporation (the “Company”), in connection with action taken by holders of a majority of the issued and outstanding shares of its common stock, approving, by written consent dated August 25, 2026, the following matters, which are described in more detail in the accompanying information statement:

●	the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to authorize 1,000,000 shares of blank check preferred stock;

●	the election of five directors to hold office until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier resignation or removal;

●	the approval, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, the issuance and potential issuance of shares of common stock of DataMeds AI, Inc., formerly known as Wellgistics Health, Inc., to Silverback Capital Corporation pursuant to that certain Settlement Agreement and Stipulation dated January 28, 2026, including any shares previously issued or issuable thereunder, in excess of the amount set forth in Listing Rule 5635(d); and

●	the ratification of the appointment of Suri & Co., Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The purpose of this notice and accompanying information statement is to inform stockholders of record as of the close of business on August 18, 2026, for informational purposes only, of stockholder approval of the actions described above. The accompanying information statement is first being mailed to stockholders on or about [●], 2026.

We Are Not Asking You for a Proxy and You Are Requested Not To Send Us a Proxy.

By Order of the Board of Directors,

Tampa, Florida	Prashant Patel
[●], 2026	Co-Interim Chief Executive Officer & President

DataMeds AI, Inc.

3000 Bayport Drive, Suite 950

Tampa, FL 33607

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

THIS INFORMATION STATEMENT IS INTENDED TO INFORM YOU OF THE ACTIONS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS. WE ARE NOT REQUESTING YOUR VOTE OR SOLICITING YOUR PROXY.

This Information Statement is first being sent or given to stockholders on or about [●], 2026.

Introduction

This Information Statement is being furnished by DataMeds AI, Inc., a Delaware corporation (the “Company,” “DataMeds,” “we,” “us” or “our”), to its stockholders of record as of the close of business on August 18, 2026, to inform such stockholders of actions taken by holders of a majority of the issued and outstanding shares of the Company’s common stock as of that date, approving, by written consent, the following matters, which are described in more detail in this Information Statement:

●	the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to authorize 1,000,000 shares of blank check preferred stock (the “Preferred Stock Authorization”);

●	the election of five directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier resignation or removal (the “Director Election”);

●	the approval, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, the issuance and potential issuance of shares of common stock of DataMeds AI, Inc., formerly known as Wellgistics Health, Inc., to Silverback Capital Corporation pursuant to that certain Settlement Agreement and Stipulation dated January 28, 2026, including any shares previously issued or issuable thereunder, in excess of the amount set forth in Listing Rule 5635(d) (the “20% Approval”); and

●	the ratification of the appointment of Suri & Co., Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification”).

The Preferred Stock Authorization, the Director Election, the 20% Approval and the Auditor Ratification are, collectively, referred to herein as the “Corporate Actions.”

Stockholder Approval Obtained

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in the manner required by Section 228 of the DGCL.

Our bylaws provide that any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us.

Section 213(b) of the DGCL provides that, in order that a corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the board of directors may fix a record date. August 18, 2026 was fixed as the record date for the foregoing purpose. As of August 18, 2026, there were 3,197,633 shares of our common stock outstanding. Each holder of a share of our common stock is entitled to one vote for each share held by such holder.

The following holders of our common stock (collectively, the “Consenting Stockholders”), who in the aggregate owned a majority of the outstanding shares of our common stock as of August 18, 2026, executed and delivered to us, on August 25, 2026, a written consent approving the Corporate Actions (the “Written Consent”):

Stockholder	Shares of Common Stock Owned	% of Outstanding Shares
Annapurna Gundlapalli Revocable Trust 2010	178,880	5.6%
Sea Rider	47,623	1.5%
Patel Trust 2010	89,440	2.8%
Sandhya Ajjarapu Revocable Trust 2007	89,264	4.7%
Sansur Associates, LLC	62,000
Prashant Patel	282,365	8.8%
Surendra Ajjarapu	257,645	8.1%
Aspire Investments, LLC	50,000	1.6%
Bourgii Labs, LLC	48,000	1.5%
Simba Associates, LLC	48,000	1.5%
Tembo Holdings, LLC	48,000	1.5%
Nyati Enterprises, LLC	48,000	1.5%
Goldshield Health, LLC	48,000	1.5%
Scietech, LLC	30,706	1.0%
Blue Cap Acquisitions, LLC	151,997	4.8%
Silverback Capital	125,000	3.9%
Total	1,604,920	50.2%

Under SEC rules, in the case of corporate actions taken by the consent of stockholders, the definitive information statement must be sent or given at least 20 calendar days prior to the earliest date on which the corporate actions approved by the consent of stockholders may be taken. Accordingly, the effectiveness of the stockholder approval of the matters described herein will be 20 calendar days after the date on which this Information Statement is first sent or given to the Company’s stockholders, or approximately [●], 2026.

No Appraisal Rights

Neither the DGCL nor our Amended and Restated Certificate of Incorporation provides our stockholders with appraisal rights in connection with any of the Corporate Actions. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with, the Corporate Actions, even if a stockholder has not been given an opportunity to vote.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

Except with respect to the Director Election and except to the extent of their ownership of shares of common stock, none of our directors or executive officers, any nominee for election as a director, or any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions.

The Preferred Stock Authorization

Overview

An amendment to our certificate of incorporation to authorize us to issue up to 1,000,000 shares of preferred stock, $0.0001 par value per share (such amendment, the “Blank Check Amendment,” and such shares of preferred stock, the “Blank Check Preferred Stock”), was approved under the Written Consent.

Once the approval of the Blank Check Amendment by our stockholders is deemed effective (see “Stockholder Approval Obtained,” above), we expect to file the Blank Check Amendment promptly thereafter with the Delaware Secretary of State and for it to be effective upon filing. The form of the Blank Check Amendment is attached as Appendix A, which form is subject to change to the extent required by the Delaware Secretary of State in order to accept the filing thereof.

Upon the effectiveness of the Blank Check Amendment, the Board may authorize the issuance of one or more new series of preferred stock by executing and filing one or more certificates of designation with the Delaware Secretary of State, setting forth the series and the number of the shares of such series and the powers, designations, preferences, limitations, restrictions and rights of such series in the discretion of the Board, which will become effective upon filing or at such time as may be directed by the Board in accordance with Delaware law.

Promptly after filing the Blank Check Amendment with the Delaware Secretary of State, we expect to file a certificate of designation that designates 25,000 shares of Blank Check Preferred Stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The certificate of designation for the Series A Preferred Stock is attached as Appendix B and such voting powers, designations, preferences, rights, and qualifications are summarized below.

The Series A Preferred Stock would be issuable upon conversion of convertible promissory notes we issued in a financing completed in May 2026 (the “May 2026 Notes” and such financing, the “May 2026 Financing”).

The shares of Blank Check Preferred Stock that are not designated as Series A Preferred Stock will be available for issuance in one or more series and will have such powers, designations, preferences, limitations, restrictions and rights as determined by the Board in its sole discretion in the future. Being authorized to issue Blank Check Preferred Stock provides us with flexibility with respect to potential future transactions.

The Board does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, including the Series A Preferred Stock, unless a specific issuance requires stockholder approval under applicable law, rule or regulation, including Nasdaq rules or the rules of any stock exchange on which our shares are then listed.

Other than the Series A Preferred Stock, the Board currently has no definitive plans, proposals or arrangements to issue any shares of preferred stock.

Principal Effects of the Blank Check Amendment

If the May 2026 Notes are converted into shares of Series A Preferred Stock, the issuance of such shares could adversely affect the holders of our common stock. See “—The Series A Preferred Stock,” below for a discussion of the powers, designations, preferences, limitations, restrictions and rights of the Series A Preferred Stock and how the issuance of such shares could adversely affect the holders of our common stock.

In addition, the Board will be permitted, potentially without future stockholder approval, to issue shares of other series of preferred stock with dividend, liquidation, conversion, voting and other rights, powers or preferences that are superior to the rights, powers and preferences of our common stock and may adversely affect the holders of our common stock. These rights, powers or preferences could, for example, result in a series of preferred stock ranking senior to our common stock in respect of dividends and in the event of a liquidation, dissolution or other winding up of the Company, reduce the amount of funds, if any, available for distribution to the holders of our common stock, including in connection with an acquisition of the Company, and dilute the voting power of the holders of our common stock. The holders of preferred stock may be entitled to receive a certain amount of dividends per share before the holders of our common stock receive any dividend or other distribution, to vote as a separate class on specified matters, including the election of directors, and/or to vote with the holders of our common stock as a single class, which would dilute the voting power of the holders of our common stock. The issuance of preferred stock would decrease existing stockholders’ percentage equity ownership, dilute any earnings per share and book value per share of our common stock, and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

In addition, the future issuance of shares of our preferred stock or securities convertible or exercisable into shares of our preferred stock could adversely affect the trading price of our common stock, including if, for example, shares of preferred stock are issued and sold at prices below the then-current trading price of our common stock, or, if the preferred stock is convertible into our common stock and the conversion price is below the then-current trading price of our common stock.

For additional effects of stockholder approval of the Blank Check Amendment, see “—Potential Anti-Takeover Effects,” below.

The Series A Preferred Stock

May 2026 Financing

On May 27, 2026, we entered into a securities purchase agreement with certain accredited investors, pursuant to which we issued and sold on the same day to such investors the May 2026 Notes in the aggregate principal amount of $21,132,812.50 and warrants to purchase, in the aggregate, up to 8,298,225 shares of our common stock (the “PIPE Warrants”). The holders of promissory notes we issued in January 2026 exchanged such notes for May 2026 Notes having an original principal amount of $8,125,000. The May 2026 Notes and the PIPE Warrants were issued for an aggregate cash purchase price of $16,906,250 (including the face value of the January 2026 notes exchanged for May 2026 Notes), reflecting a 20% original issue discount to the aggregate principal amount of the May 2026 Notes.

The exercise price of the PIPE Warrants is $7.50 per share, subject to adjustment as provided therein, and they expire on May 27, 2031. The PIPE Warrants include a cashless exercise feature.

In connection with the financing described above, we entered into a placement agency agreement with the placement agent pursuant to which we paid the placement agent a cash fee equal to 3% of the aggregate gross proceeds we received from the sale of the May 2026 Notes and we issued to the placement agent and its designees warrants to purchase, in the aggregate, 1,418,444 shares of our common stock at an exercise price of $4.275 per share (the “May 2026 PA Warrants”). The May 2026 PA Warrants provide that the number of shares of common stock issuable upon exercise thereof shall, as of any date of determination, equal 12% of the aggregate number of shares of common stock issuable upon (i) conversion in full of the May 2026 Notes and (ii) exercise in full of all the PIPE Warrants, in each case determined in accordance with their respective terms and without regard to any limitations on conversion or exercise. Accordingly, if and when the conversion price of the May 2026 Notes is reduced in the future, the number of shares issuable upon exercise of the May 2026 PA Warrants will increase. We refer to the foregoing adjustment provision of the May 2026 PA Warrants as the “May 2026 PA Warrants Adjustment Provision.”

The May 2026 Notes

The May 2026 Notes mature on the twelve-month anniversary of their issuance unless earlier converted or repaid in accordance with their terms and bear interest at a rate of 0% per annum. We may not prepay the May 2026 Notes without the consent of the applicable holder. Unless waived by holders of a majority in principal amount of the then-outstanding May 2026 Notes, we are required to apply the net cash proceeds we receive from any financing to the repayment of the May 2026 Notes on a pro rata basis, subject to certain customary and transaction-specific exclusions.

At any time before the Mandatory Conversion Date (as defined below), the May 2026 Notes are convertible, in whole or in part, at the option of the holder, into shares of our common stock at a conversion price equal to the lesser of (i) $6.00 per share and (ii) the closing price of our common stock on the trading day immediately preceding the applicable conversion date; provided, however, that in no event will the conversion price be less than $1.00 per share (both the $6.00 and the $1.00 are subject to equitable adjustment for stock splits, stock dividends, rights offerings, combinations, recapitalizations, reclassifications, extraordinary distributions and similar events affecting the common stock or any securities into which the common stock may be converted).

The “Mandatory Conversion Date” is the latest to occur of (i) the effectiveness of a resale registration statement we filed with the SEC on August 7, 2026, (ii) the effectiveness of stockholder approval the Blank Check Amendment, (iii) the effectiveness of the Blank Check Amendment, and (iv) the filing of the certificate of designation for the Series A Preferred Stock with the Delaware Secretary of State. The resale registration statement referred to in clause (i) of the preceding sentence seeks to register the resale of, among other securities, the shares of our common stock (x) issuable upon either (a) conversion of the May 2026 Notes, or (b) conversion of the shares of Series A Preferred Stock that may be issued upon conversion of the May 2026 Notes, (y) issuable upon the exercise of the PIPE Warrants, and (z) issuable upon the exercise of the May 2026 PA Warrants.

Effective as of the Mandatory Conversion Date, the conversion price will be reset to the lesser of (x) $50.00 per share and (y) the closing price of our common stock on the trading day immediately preceding the applicable conversion date, subject to a floor price equal to the lesser of $1.00 and 20% of the closing price of our common stock on the trading day immediately preceding the Mandatory Conversion Date (both the $50.00 and the floor price are subject to equitable adjustment for stock splits, stock dividends, rights offerings, combinations, recapitalizations, reclassifications, extraordinary distributions and similar events affecting the common stock or any securities into which the common stock may be converted).

Upon the Mandatory Conversion Date, the then-outstanding balance of the May 2026 Notes will automatically convert into shares of the Series A Preferred Stock. The number of shares of Series A Preferred Stock to be issued upon such conversion will be equal to (i) the outstanding principal balance of the May 2026 Notes as of the Mandatory Conversion Date divided by (ii) $1,000.00. Upon such conversion, the May 2026 Notes will no longer be outstanding.

The conversion of the May 2026 Notes into shares of the Series A Preferred Stock is subject to a beneficial ownership cap, which provides that the May 2026 Notes may not be converted into shares of the Series A Preferred Stock to the extent that such conversion would result in the holder of the May 2026 Notes beneficially owning more than 9.99% of our then-outstanding common stock.

The Series A Preferred Stock

The following is a brief description of the rights, preferences and privileges of the Series A Preferred Stock. The description is qualified in its entirety by reference to, and should be read in conjunction with, the form of Certificate of Designations of Series A Convertible Preferred Stock attached as Appendix B, our certificate of incorporation, our Bylaws, and the applicable provisions of the Delaware General Corporation Law. Our certificate of incorporation and our Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Stated Value. The initial stated value of each share will be $1,000, which will be subject to increase as described below.

Conversion. Each share of Series A Preferred Stock will be convertible, in whole or in part, at the option of the holder, at any time, into shares of our common stock. Upon any such conversion, the number of shares of common stock issuable will be equal to (i) the stated value of the shares of Series A Preferred Stock being converted divided by (ii) (A) the lesser of (y) $6.00 per share or (z) the closing price of our common stock on the trading day immediately preceding the applicable conversion date; provided, however, that in no event will the conversion price be less than $1.00 per share (both the $6.00 and the $1.00 are subject to equitable adjustment for stock splits, stock dividends, rights offerings, combinations, recapitalizations, reclassifications, extraordinary distributions and similar events affecting the common stock or any securities into which the common stock may be converted).

Effective as of the Mandatory Conversion Date, the number of shares of common stock issuable upon conversion of each share of Series A Preferred Stock will be equal to (i) the stated value of the shares of Series A Preferred Stock being converted divided by (ii) (A) the lesser of (y) $50.00 per share or (z) the closing price of our common stock on the trading day immediately preceding the applicable conversion date; subject to a floor price equal to the lesser of $1.00 and 20% of the closing price of our common stock on the trading day immediately preceding the Mandatory Conversion Date (both the $50.00 and the floor price are subject to equitable adjustment for stock splits, stock dividends, rights offerings, combinations, recapitalizations, reclassifications, extraordinary distributions and similar events affecting the common stock or any securities into which the common stock may be converted).

Beneficial Ownership Limitation. We may not effect any conversion of the Series A Preferred Stock, and a holder will not have the right to convert any portion of their Series A Preferred Stock, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Series A Preferred Stock held by the applicable holder, together with its affiliates.

Dividends. Beginning six months from the date of issuance, the Series A Preferred Stock will accrue dividends equal to 10% of the stated value over each subsequent twelve-month period, with such dividends accruing on a monthly basis and being added to the stated value.

Redemption. We will have no right to redeem the Series A Preferred Stock.

Voting Rights. Except as otherwise required by law, the Series A Preferred Stock will have one vote per share and, except as described in the next sentence, will vote with the common stock as a single class. As long as any shares of Series A Preferred Stock are outstanding, we cannot, without the affirmative vote of the holders of all the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend its certificate of designation, (b) amend our certificate of incorporation, bylaws or other charter documents in any manner that materially adversely affects any rights of any such holder, (c) designate any other series of preferred stock or (d) enter into any agreement with respect to any of the foregoing.

Liquidation Rights. Upon our liquidation, dissolution or winding-up, the holders of Series A Preferred Stock will be entitled to receive out of our assets, for each share of Series A Preferred Stock, an amount equal to the greater of (i) the stated value of such share and (ii) the amount that a holder of common stock would receive if such shares of Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) into common stock.

Preemption Rights. None.

Subsequent Rights Offerings. If at any time we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property on a pro rata basis to the record holders of our common stock (collectively, “Purchase Rights”), each holder of Series A Preferred Stock will be entitled to acquire, upon the same terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if it had held the number of shares of common stock acquirable upon complete conversion of its Series A Preferred Stock immediately prior to the applicable record date for the grant, issuance or sale of such Purchase Rights, without regard to any limitations on conversion.

Distribution Rights. Holders of the Series A Preferred Stock will be entitled to participate on an as-converted basis in any dividend or other distribution of our assets (or rights to acquire its assets) made to holders of our common stock (each, a “Distribution”). Participation rights will be calculated based on the number of shares of common stock that would be acquirable upon complete conversion of the holder’s Series A Preferred Stock immediately prior to the applicable record date for such Distribution, without regard to any limitations on conversion of the Series A Preferred Stock.

Fundamental Transactions. If, at any time while any shares of Series A Preferred Stock are outstanding, we consummate a fundamental transaction (as such term is described in the certificate of designation for the Series A Preferred Stock, which generally includes any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock), then upon any subsequent conversion of Series A Preferred Stock, each holder will be entitled to receive, in lieu of shares of our common stock, the kind and amount of securities, cash or other property that such holder would have received had it converted its Series A Preferred Stock immediately prior to such fundamental transaction, determined without regard to any limitations on conversion.

Potential Dilution

Conversion of May 2026 Notes into Common Stock

The number of shares of common stock that would be issued upon conversion of all the May 2026 Notes cannot be determined because the conversion price of the May 2026 Notes depends on when it occurs and the closing price of our common stock on the trading day immediately preceding the conversion date and the Mandatory Conversion Date. For a discussion of the conversion formula of the May 2026 Notes, see “—The May 2026 Notes,” above.

The following table illustrates the approximate number of shares of common stock that would be issued (i) upon conversion of all the May 2026 Notes and (ii) upon exercise of all the PIPE Warrants, all the May 2026 PA Warrants, and all of the other warrants we issued to the placement agent and its designees in financings we completed in January 2026 (we refer to all the warrants we issued to the placement agent and its designees, including the May 2026 PA Warrants, as the “PA Warrants”), and the resulting approximate dilution to our existing stockholders, at assumed conversion prices of the May 2026 Notes and based on the 3,197,633 shares of our common stock outstanding as of August 18, 2026 (the “Measurement Date”). Between July 17, 2026 and August 18, 2026, the closing price of our common stock has been between a low of $1.33 and a high of $3.58.

Assumed Conversion Price	Approx No. of Shares of Common Stock Issued Upon Conversion of the May 2026 Notes	Approx No. of Shares of Common Stock Issued Upon Exercise of all PIPE Warrants and the PA Warrants	Approx. Dilution to Common Stockholders*
$6.00	3,522,135	9,766,337	82.4%
$5.00	4,226,562	9,850,868	83.2%
$4.00	5,283,203	9,977,665	84.3%
$3.00	7,044,270	10,188,993	85.8%
$2.00	10,566,406	10,611,650	88.1%
$1.00	21,132,812	11,879,618	92.1%
$0.50	42,264,000	14,415,361	95.2%

*Percentage equals (a) the approximate number of shares issued divided by (b) 3,197,633 shares of common stock outstanding as of the Measurement Date plus the approximate number of shares issued.

As illustrated in the table above, the lower the conversion price (which is determined based on closing price of our common stock on the trading day immediately preceding the conversion date), the greater the number of shares of common stock would be issued upon conversion of the May 2026 Notes and upon exercise of all PIPE Warrants and the PA Warrants, resulting in greater dilution to existing stockholders. In addition to the dilution of existing stockholders’ economic interests, any such issuances would reduce existing stockholders’ voting power. Furthermore, because the conversion price of the May 2026 Notes is based on the closing price of our common stock on the trading day immediately preceding the applicable conversion date, the existence of the May 2026 Notes may place downward pressure on the market price of our common stock. As the market price of our common stock declines, a greater number of shares would be issuable upon conversion of the May 2026 Notes and upon exercise of the May 2026 PA Warrants, and the sale or anticipated sale of such additional shares in the public market could further depress the market price of our common stock, which in turn could result in even more shares being issuable upon subsequent conversions. This potential for a declining stock price to result in an increasing number of shares issuable upon conversion could encourage short selling of our common stock by market participants, which could further contribute to downward pressure on the market price of our common stock.

Conversion of May 2026 Notes into Series A Preferred Stock and Subsequent Conversion into Common Stock

Assuming the conversion of all the May 2026 Notes at their current principal amount into shares of Series A Preferred Stock, we would issue an aggregate of 21,133 shares of Series A Preferred Stock, and the resulting approximate dilution to the voting power of our existing stockholders would be approximately 1.0% based on the 3,197,633 shares of our common stock outstanding as of the Measurement Date. In addition to the dilution of existing stockholders’ voting power, the issuance of the Series A Preferred Stock would also dilute the economic interests of existing stockholders because of the $1,000 stated value per share of Series A Preferred Stock.

Each share of Series A Preferred Stock will be convertible, in whole or in part, at the option of the holder, at any time, into shares of our common stock. The number of shares of common stock that would be issued upon conversion of all 21,133 shares of the Series A Preferred Stock cannot be determined because the conversion price of the Series A Preferred Stock depends on when it occurs and the closing price of our common stock on the trading day immediately preceding the conversion date and the Mandatory Conversion Date. For a discussion of the conversion formula of the Series A Preferred Stock, see “—The Series A Preferred Stock,” above. The following table illustrates the approximate number of shares of common stock that would be issued (i) upon conversion of all the May 2026 Notes and (ii) upon exercise of all the PIPE Warrants and the PA Warrants, and the resulting approximate dilution to our existing stockholders, at assumed conversion prices and assuming that there is no increase in the $1,000 stated value per share for dividend accruals, and based on the 3,197,633 shares of our common stock outstanding as of the Measurement Date. Between July 17, 2026 and August 18, 2026, the closing price of our common stock has been between a low of $1.33 and a high of $3.58.

Assumed Conversion Price	Approx No. of Shares of Common Stock Issued Upon Conversion of the Series A Preferred Stock	Approx No. of Shares of Common Stock Issued Upon Exercise of all PIPE Warrants and the PA Warrants	Approx. Dilution to Common Stockholders*
$6.00	3,522,166	9,766,341	82.4%
$5.00	4,226,600	9,850,873	83.2%
$4.00	5,283,250	9,977,671	84.3%
$3.00	7,044,333	10,189,001	85.8%
$2.00	10,566,500	10,611,661	88.1%
$1.00	21,133,000	11,879,641	92.1%
$0.50	42,266,000	14,415,601	95.2%

*Percentage equals (a) the approximate number of shares issued divided by (b) 3,197,633 shares of common stock outstanding as of the Measurement Date plus the approximate number of shares issued.

As illustrated in the table above, the lower the conversion price (which is determined based on closing price of our common stock on the trading day immediately preceding the conversion date and the Mandatory Conversion Date), the greater the number of shares of common stock would be issued upon conversion of the Series A Preferred Stock, resulting in greater dilution to existing stockholders. In addition to the dilution of existing stockholders’ economic interests, any such issuances would reduce existing stockholders’ voting power. Furthermore, because the conversion price of the Series A Preferred Stock is based on the closing price of our common stock on the trading day immediately preceding the applicable conversion date, the existence of the May 2026 Notes and the Series A Preferred Stock issuable upon conversion thereof may place downward pressure on the market price of our common stock. As the market price of our common stock declines, a greater number of shares would be issuable upon conversion of the Series A Preferred Stock, and the sale or anticipated sale of such additional shares in the public market could further depress the market price of our common stock, which in turn could result in even more shares being issuable upon subsequent conversions. This potential for a declining stock price to result in an increasing number of shares issuable upon conversion could encourage short selling of our common stock by market participants, which could further contribute to downward pressure on the market price of our common stock.

In addition, as described above under “—The Series A Preferred Stock,” beginning six months from the date of issuance, the Series A Preferred Stock will accrue dividends equal to 10% of the stated value over each subsequent twelve-month period, with such dividends accruing on a monthly basis and being added to the stated value. Because the number of shares of common stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the stated value by the applicable conversion price, the accrual of dividends will increase the stated value over time and, consequently, increase the number of shares of common stock issuable upon conversion. The following table illustrates the approximate number of shares of common stock that would be issued upon (i) conversion of all 21,133 shares of the Series A Preferred Stock and (ii) upon exercise of all the PIPE Warrants and the PA Warrants, and the resulting approximate dilution to our existing stockholders, at assumed conversion prices and assuming that the stated value per share has increased from $1,000 to approximately $1,105 as a result of twelve months of dividend accruals (representing one full year of accrual following the six-month period after issuance during which no dividends accrue), and based on the 3,197,633 shares of our common stock outstanding as of the Measurement Date.

Assumed Conversion Price	Approx No. of Shares of Common Stock Issued Upon Conversion of the Series A Preferred Stock	Approx No. of Shares of Common Stock Issued Upon Exercise of all PIPE Warrants and the PA Warrants	Approx. Dilution to Common Stockholders*
$6.00	3,891,994	9,810,720	82.8%
$5.00	4,670,393	9,904,128	83.7%
$4.00	5,837,991	10,044,240	84.8%
$3.00	7,783,988	10,277,760	86.4%
$2.00	11,675,982	10,744,799	88.7%
$1.00	23,351,965	12,145,917	92.6%
$0.50	46,703,930	14,948,153	95.6%

*Percentage equals (a) the approximate number of shares issued divided by (b) 3,197,633 shares of common stock outstanding as of the Measurement Date plus the approximate number of shares issued.

As illustrated in the table above, the accrual of dividends on the Series A Preferred Stock results in a greater number of shares of common stock issuable upon conversion at each assumed conversion price as compared to the table above that does not give effect to dividend accruals. The stated value of the Series A Preferred Stock will continue to increase over time as dividends continue to accrue, which would result in even greater dilution to existing stockholders upon conversion. The compounding effect of the dividend accrual, combined with the variable conversion price based on the closing price of our common stock, could result in significant additional dilution beyond the amounts illustrated in the tables above.

Potential Anti-Takeover Effects

Stockholders should be aware that the blank check preferred stock authorized under the Blank Check Amendment could facilitate future efforts by the Board to deter or prevent a change in control of the Company. Although the Board does not currently intend to use the shares of blank check preferred stock that will be authorized under the Blank Check Amendment to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. By way of example, the issuance of such shares could dilute the stock ownership and voting power of persons seeking to change the composition of the Board or obtain control of the Company, or such shares could be issued to purchasers who support the Board in opposing efforts to change the composition of the Board or obtain control of the Company. In addition, the prospect of future share issuances may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

Other than as described above related to the potential issuance of the Series A Preferred Stock, the Board has no knowledge of any current efforts to acquire control of the Company or to effect large accumulations of our voting stock.

The Director Election

Each of Prashant Patel, Suren Ajjarapu, Donald Fell, Gary Herman and Marlene Velez was elected under the Written Consent to serve on the Board until our 2027 annual meeting of stockholders and until their respective successor has been duly elected or appointed. Each of the foregoing individuals was an incumbent director. For more information regarding each individual, see the section titled “Corporate Governance” elsewhere in this Information Statement.

The 20% Approval

The Common Stock is listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq Listing Rules.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, in each case, at a price that is less than the “Minimum Price.” The Minimum Price is the lower of (1) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The stockholder approved, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, the issuance and potential issuance of shares of common stock of DataMeds AI, Inc., formerly known as Wellgistics Health, Inc., to Silverback Capital Corporation pursuant to that certain Settlement Agreement and Stipulation dated January 28, 2026, including any shares previously issued or issuable thereunder, in excess of the amount set forth in Listing Rule 5635(d);

The Auditor Ratification

The Board appointed Suri & Co., Chartered Accountants (“Suri”) as our independent registered public accounting firm for the year ending December 31, 2026. Our stockholders ratified such appointment under the Written Consent. Even though the appointment was ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our and our stockholders’ best interests.

Corporate Governance

The following is a list of our directors and executive officers as of August 18, 2026.

Name	Age	Position	Director Since
Prashant Patel	51	President, Co-Interim Chief Executive Officer and Director	2022
Gerald Commissiong	44	Co-Interim Chief Executive Officer and Chief Business Officer
Eric Sherb	39	Interim Chief Financial Officer
Dr. Shafaat Pirani	36	Chief Clinical Officer
Suren Ajjarapu	55	Chairman of Board	2022
Donald Fell(1)	80	Director	2025
Gary Herman(1)	61	Director	2026
Marlene Velez(1)	46	Director	2026

(1) Independent Director

Executive Officers

Prashant Patel Mr. Patel has served as a member of the Board of Directors of the Company since 2022 and was re-appointed as President of the Company effective October 3, 2025, having previously served as Chief Strategy Officer and Vice Chairman of the Board until his resignation on August 8, 2025. Mr. Patel was appointed as Co-Interim Chief Executive Officer on May 19, 2026. Mr. Patel served on the board of Scienture from its acquisition of TRxADE Group, Inc., a Nevada corporation, on January 8, 2014, until January 16, 2025. He is an entrepreneur and a registered pharmacist with experience in multiple aspects of the pharmaceutical supply chain. He started several startups including retail and community pharmacy before expanding into pharmaceutical distribution and sales, focusing on pharmaceutical disposal and reverse distribution. He has also been a consultant to several return logistics pharmaceutical companies over the years. Mr. Patel possesses an excellent vision to bring transparency, efficiency and cost benefits to US pharmaceutical channel partners. After graduating with a BPharm from the University of Nottingham, UK, Mr. Patel completed an MSc in Transport, Trade and Finance from Cass Business School, City University, UK. Mr. Patel is not independent as a result of his position as President of the Company.

Gerald Commissiong Mr. Commissiong was appointed as Interim Co-Chief Executive Officer on May 20, 2026. Mr. Commissiong has served as our Chief Business Officer since February 2026 and currently serves as Managing Partner of Fortitude Advisors, LLC and as Chief Executive Officer of Tollo Health, LLC, d/b/a Health Lives Here. Mr. Commissiong has extensive experience in healthcare, biotechnology, life sciences and strategic advisory services, including leadership positions involving public and private companies, business development, strategic partnerships and capital markets transactions. For more than 15 years, Mr. Commissiong has been a senior executive officer of publicly held, emerging growth healthcare companies. He currently serves as the Chief Business Offer of OS Therapies, Inc., a cancer immunotherapy company pioneering the use of listeria monocytogenes as a treatment for osteosarcoma and other solid tumors. Mr. Commissiong also serves is the Founder & Chief Executive Officer of Amarantus Bioscience Holdings, Inc., a biotechnology company developing novel treatments for retinal disorders, neurodgenerative diseases, cardiovascular diseases and Long COVID centered around the use of mesencephalic astrocyte-derived neurotrophic factor (MANF) to reverse cellular senescence within the context of endoplasmic reticulum distress. He previously served as the Chief Executive Officer and director of Todos Medical Ltd., an in vitro diagnostics company focused on the development of novel blood tests for the early detection of cancer and Alzheimer’s disease. Mr. Commissiong’s appointment as Interim Co-Chief Executive Officer was made pursuant to a letter of intent dated May 20, 2026, the Company entered into with EOS Technology Holdings, Inc. (“EOS”), Scilex Holding Company / Scilex Holdings, Inc. (“SCLX”), Datavault AI, Inc. (“Datavault”), HealthBridge Advisors, LLC (“HBA”), and Fortitude Advisors, LLC (“Fortitude”). On July 29, 2026, the Company, EOS, Scilex, Datavault and HBA entered into an amended and restated letter of intent (the “July 2026 LOI”). The July 2026 LOI relates to a proposed transaction, pursuant to which the Company would acquire or exclusively license certain Quality of Life Peace of Mind (“QOLPOM / QLPM”)-related intellectual property assets from EOS and Scilex, expand its existing PharmacyChain license with Datavault to exclusively include Datavault AI Health (subject to carve-outs for intellectual property already licensed to Vivasor, Inc., Scilex and/or Quantum Scan Holdings, Inc.), and acquire a controlling interest in Tollo Health, LLC (“Tollo”) through an exchange of membership interests with HBA, the controlling member of Tollo. The LOI contemplates that the Company would issue shares of common stock, or “Acquisition Stock,” to EOS, Scilex, Datavault, and HBA. Although Fortitude is not a party to the July 2026 LOI, the July 2026 LOI contemplates that Fortitude will own 5% of the Company’s outstanding common stock at the closing of the transactions contemplated thereby. The closing of such transactions is subject to, among other things, due diligence, negotiation and execution of definitive agreements. Mr. Commissiong’s relationship with Fortitude Advisors, LLC and HealthBridge Advisors, LLC, and their participation in the proposed transaction, constitute arrangements or understandings pursuant to which Mr. Commissiong was appointed as Interim Co-Chief Executive Officer of the Company.

Eric Sherb Mr. Sherb was appointed as Interim Chief Financial Officer of the Company effective October 7, 2025. He is a CPA with 16 years of experience in accounting advisory, auditing and mergers and acquisitions. Mr. Sherb began his career at PricewaterhouseCoopers in New York City across a variety of industries including hedge funds, manufacturing and healthcare. Following his time at PricewaterhouseCoopers, Mr. Sherb served as Audit Manager at RBSM LLP and Senior Manager at CFGI. Since October 2018, Mr. Sherb has been a founder and owner of EMS Consulting Services, LLC. Mr. Sherb has extensive experience in financial reporting and governance within the capital markets, including IPOs, direct listings, SPAC and de-SPAC transactions. He has served as chief financial officer and provided financial consultancy services for several Nasdaq and OTC clients, most recently Scienture Holdings (Nasdaq: SCNX). Mr. Sherb serves as Interim Chief Financial Officer pursuant to a Consulting Agreement between the Company and EMS Consulting Services, Inc., an entity controlled by Mr. Sherb, on an hourly consulting basis.

Dr. Shafaat Pirani joined the Company as Chief Clinical Officer in February 2023. Dr. Pirani has over 10 years of experience across various sectors of pharmacy including interdisciplinary clinical care, mail-order operations, pharmaceutical supply chain, and digital health. Most recently, he led the business and product teams to create sustainable digital health programs and applications while serving as the Chief Clinical and Regulatory Compliance Officer for TRxADE Health, Inc., (NASDAQ: MEDS). He is a Board-Certified Geriatric Pharmacist and holds various certifications for medication therapy management, pharmacogenomics, and teaching with several prestigious universities across Florida. Dr. Pirani earned his Doctorate of Pharmacy from the University of South Florida College of Pharmacy and is an honorary member of Phi Lambda Sigma, the distinguished pharmacy leadership society. Dr. Pirani is committed to clinical excellence and focused on innovating health-tech to build patient-centric digital health solutions that create value for all stakeholders across the healthcare continuum while improving access and outcomes for patients.

Suren Ajjarapu is Chairman of the Board. Mr. Ajjarapu has served TRxADE as Chairman of the Board, Chief Executive Officer, and Secretary since TRxADE’s acquisition of TRxADE Nevada on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of TRxADE Nevada since its inception. Mr. Ajjarapu has also served as Chairman and Chief Executive Officer of Kernel Group Holdings, Inc. (NASDAQ: KRNL), a special purpose acquisition company, since December 2022, served as Chairman and Chief Executive Officer of Oceantech Acquisitions I Corp. (NASDAQ: OTEC), a special purpose acquisition company, since March 2023, served as Chairman and Chief Executive Officer of PowerUp Acquisition Corp. (NASDAQ: PWUP), a special purpose acquisition company, since August 2023, and served as a director and the Chief Executive Officer of Integrated Wellness Acquisition Corp (NYSE: WEL), a special purpose acquisition company, since January 2024 and February 2024, respectively. Mr. Ajjarapu served as Chairman and Chief Executive Officer of Aesther Healthcare Acquisition Corp. (NASDAQ: AEHA), a special purpose acquisition company, from June 2021 until the completion of its initial business combination in February 2023. Mr. Ajjarapu now serves as a director of the post-combination company Ocean Biomedical, Inc. (NASDAQ: OCEA). Mr. Ajjarapu served as Chairman and Chief Executive Officer of Semper Paratus Acquisition Corporation (NASDAQ: LSGT), a special purpose acquisition company, from June 2023 until the completion of its initial business combination in February 2024. Mr. Ajjarapu now serves as a director of the post-combination company Tevogen Bio Holdings Inc. (Nasdaq AMERICAN: TVGN). Mr. Ajjarapu also serves as a director and is the former Chief Executive Officer of the Company. Mr. Ajjarapu has served on the board of directors of Kano Energy, Inc, which is involved in developing renewable natural gas sites in USA, since 2018. Mr. Ajjarapu has also served as Chairman of Feeder Creek Group, Inc., since March 2018. Feeder Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa. Mr. Ajjarapu was a Founder, Chief Executive Officer and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, Chief Operating Officer, and Director of Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Non-Employee Directors

Donald Fell Mr. Fell’s career has spanned over 40 years with a variety of academic and business organizations. He has served as an independent director of the following public companies: TRxADE HEALTH, INC. and Trxade Nevada from January 2014 until 2024; Aesther Healthcare Acquisition Corp. from 2021 – 2023; Oceantech Acquisition Corp. from 2022 through 2023; Semper Paratus Acquisition Corp. from 2023 through 2024; Kernel Group Holdings Corp. from 2023 through 2024 and Powerup Acquisitions Corp. from 2023 through 2024. He also formerly served on the board of Fiona Consumer Products Pvt. Ltd. (Delhi, India). He presently serves as independent director for the following corporations: Integrated Wellness Acquisition Corp. since 2023; Scienture Holdings, Inc. since 2024; Aspire Biopharma Holdings, Inc. since 2025; Crown Reserve Acquisition Corp. since 2025. He serves on the audit, compensation, governance and nominations committees for those companies. He presently serves as special advisor to the University of South Florida Economics Department. From 1992 - 2025 he served as Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct graduate professor of economics for the University of Colorado, Colorado Springs. Mr. Fell previously held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute from 1995 to 2012. Mr. Fell was also a visiting MBA professor at the University of LaRochelle, France, and an adjunct professor of economics at both Illinois State University and The Ohio State University. He has served as a manufacturing engineering/econometric consultant to Sundstrand Corporation and consultant to a variety of non profit organizations. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and has all but dissertation (ABD) in economics from Illinois State University. In his academic positions he has lectured throughout the U.S., Canada, the Islands, Eastern Europe and Asia on global economics and environmental economics topics.

Gary Herman. Mr. Herman has been a member of the board since February 2026. He is a seasoned investor with extensive investment and business experience. Since October 2024, he has served as Chief Executive Officer and Interim Chief Financial Officer of Advent Technologies Holdings, Inc. Since 2021 he has been the Chief Operating Officer of Galloway Capital Partners. From 2005 to 2020, Mr. Herman was affiliated with Arcadia Securities, LLC, a New York-based broker-dealer, and co-managed Strategic Turnaround Equity Partners, LP (Cayman) and its affiliated entities. From January 2011 to August 2013, he co-managed Abacoa Capital Master Fund, Ltd., a global macro-focused investment fund. Earlier in his career, Mr. Herman served as an investment banker with Burnham Securities, Inc. from 1997 to 2002. From 1993 to 1997, he was a Managing Partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman holds a B.S. in Political Science from the University at Albany, Rockefeller College of Public Affairs & Policy, with minors in Business and Music. Mr. Herman has significant experience serving on the boards of both public and private companies. He also serves on the boards of Advent Technologies Holdings, Inc. (OTCQB: ADNH) and SusGlobal Energy Corp. (OTCQB: SNRG).

Marlene Velez. Ms. Velez has more than 20 years of executive leadership experience, including roles in operations, human capital management, and business development. She is the co-founder of VRealty Partners, a real estate and business brokerage firm, and the founder and Chief Executive Officer of MVPartners Group, a business advisory firm, positions she has held since 2020 and 2024, respectively. Prior to her entrepreneurial roles, Ms. Velez served as Chief People & Culture Officer at Power Design, Inc., an electrical contracting company, where she was employed for approximately 20 years. During her tenure, she supported the company’s growth from a regional business to a national organization with a significantly expanded workforce. Ms. Velez currently serves on the Associate Board of Grow Financial Federal Credit Union and on the Board of Directors of Junior Achievement of Tampa Bay. She also serves on an advisory board at the University of South Florida. Ms. Velez holds an Executive Master of Business Administration and a Bachelor of Arts in Psychology from the University of South Florida. She also holds the Associate Certified Coach (ACC) credential from the International Coaching Federation and the Senior Professional in Human Resources (SPHR) designation from the HR Certification Institute.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Audit Committee

Our Board of Directors has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Gary Herman, who serves as Chairman of the Audit Committee, Donald Fell and Marlene Velez. Our Board of Directors has determined that Mr. Herman qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board of Directors considered Mr. Herman’s formal education and previous experience in financial roles.

Our Board of Directors has also determined that each of Messrs. Herman and Fell and Ms. Velez satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Mr. Herman can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Audit Committee. The Audit Committee is responsible for, among other things:

●	Evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
●	monitoring the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	Reviewing the integrity, adequacy and effectiveness of the Company’s internal control policies and procedures;
●	Preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement;
●	Discussing the scope and results of the audit with the Company’s independent auditors, and reviewing with management and the Company’s independent auditors the Company’s interim and year-end operating results;
●	Establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
●	Reviewing the Company’s guidelines and policies on risk assessment and risk management;
●	Reviewing and approving related party transactions;
●	Obtaining and reviewing a report by the Company’s independent auditors at least annually, that describes the Company’s independent auditors’ internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	Approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the Company’s independent auditors.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Nominating and Compensation Committee

Our Board of Directors has appointed Donald Fell and Marlene Velez to serve on the Nominating and Compensation Committee of the Board of Directors. Our Board of Directors has determined that Mr. Fell is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of Nasdaq. The functions of the Nominating and Compensation Committee include, among other things:

●	Approving the retention of compensation consultants and outside service providers and advisors;
●	Reviewing and approving, or recommending that the Board of Directors approve, the compensation of the Company’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, and employment agreements;
●	Reviewing and recommending to the Board of Directors the compensation of the Company’s directors;
●	Administering and determining any award grants under the Company’s equity and non-equity incentive plans;
●	Reviewing and evaluating succession plans for the Company’s executive officers;
●	Preparing the compensation committee report required by the SEC to be included in the Company’s annual proxy statement;
●	Periodically reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
●	Identifying, evaluating, and recommending individuals qualified to become members of the Board of Directors and its committees;
●	Evaluating the performance of the Board of Directors and of individual directors;
●	Reviewing the Company’s environmental and social responsibility policies and practices;
●	Developing and recommending corporate governance guidelines to the Board of Directors; and
●	Overseeing an annual evaluation of the Board of Directors and management.

The composition and function of the Nominating and Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations, and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Nominating and Compensation Committee has at any time during the prior three years been an officer or employee of the Company. Furthermore, none of the Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors or compensation committee.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics is available through our website at https://datamedsai.com/code-of-ethics/. We intend to disclose any changes in our code of ethics or waivers from it that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website or by filing with the SEC a Current Report on Form 8-K, in each case in accordance with applicable SEC or Nasdaq rules.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports they file. Based on its review of the forms filed with the SEC, or representations from reporting persons, the Company believes that all of its directors, executive officers, and greater than 10% beneficial owners filed such reports in a timely manner, except that Prashant Patel, Suren Ajjarapu and Eric Sherb failed to timely file a Form 3 upon becoming a reporting person and subsequently filed such Form 3 late.

Insider Trading Policy

All employees, officers and directors of the Company or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also prohibits trading in Company securities during certain pre-established blackout periods around the filing of periodic reports and the public disclosure of material information. The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build. To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Executive Compensation

We are an “emerging growth company” within the meaning of the Securities Act and have elected to comply with the reduced compensation disclosure requirements available to such emerging growth companies. Under Item 402 of Regulation S-K, (i) our principal executive officer or the individual in a similar capacity during the year ended December 31, 2025, regardless of compensation level, (ii) our two most highly compensated executive officers other than persons described in the preceding clause (i) who were serving as our executive officers at December 31, 2025; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (ii) but for the fact that the individual was not serving as our executive officer at December 31, 2025, are considered our “named executive officers” or “NEOs.”

Our named executive officers for the year ended December 31, 2025 were:

●	Brian Norton, Former Chief Executive Officer;
●	Timothy Canning, Former Chief Executive Officer;
●	Prashant Patel, President;
●	Suren Ajjarapu, Chairman of the Board;
●	Charles Wilson, Former Chief Operating Officer; and
●	Mark DiSiena, Former Chief Financial Officer.

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2025 and 2024.

2025 Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Brian Norton, Former Chief Executive Officer (1)	2025	$388,711	$-	$24,300,000	$-	$-	$24,688,711
	2024	$-	$-	$-	$-	$-	$-

Timothy Canning, Former Chief Executive Officer (2)	2025	$103,708	$-	$832,500	$-	$-	$936,208
	2024	$300,000	$-	$-	$-	$30,000	$330,000

Prashant Patel, President (3)	2025	$5,882	$-	$11,838,516	$-	$7,500	$11,851,898
	2024	$400,000	$-	$-	$-	$-	$400,000

Suren Ajjarapu, Chairman of Board (3)	2025	$5,882	$-	$11,838,516	$-	$7,500	$11,851,898
	2024	$400,000	$-	$-	$-	$-	$400,000

Charles Wilson, Former Chief Operating Officer (4)	2025	$88,127	$-	$386,666	$-	$-	$474,793
	2024	$-	$-	-	$-	$-	$-

Mark DiSiena, Former Chief Financial Officer (5)	2025	$236,889	$-	$-	$-	$-	$236,889
	2024	$-	$-	.	$-	$-	$-

During the fiscal year 2025, the Company granted stock awards to certain NEOs.

(1)	Brian Norton, Former Chief Executive Officer, received 180,000 stock awards with a grant date fair value of $24,300,000. Mr. Norton resigned from the Company effective October 6, 2025.
(2)	Timothy Canning, Former Chief Executive Officer, received 15,000 stock awards with a grant date fair value of $832,500. Mr. Canning resigned from the Company effective February 28, 2025.
(3)	Prashant Patel, President, and Suren Ajjarapu, Chairman of the Board, each received stock awards of 81,645, including shares granted to their respective affiliates, with an aggregate grant date fair value of $11,838,516.
(4)	Charles Wilson, Chief Operating Officer, received 2,667 stock awards with a grant date fair value of $386,666. Mr. Wilson resigned from the Company effective March 13, 2025.
(5)	Mark DiSiena resigned from the Company effective October 6, 2025.

Narrative to the 2025 Summary Compensation Table

Employment Agreements.

Mr. Ajjarapu entered into an executive employment agreement with the Company on August 9, 2023. The initial term of the agreement begins on December 31, 2023, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Ajjarapu’s initial annual base salary is $400,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Ajjarapu is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 200% of his base salary. Such bonus amounts will be determined by the compensation committee. Furthermore, Mr. Ajjarapu will receive shares of the Company’s common stock as of December 31 for the entirety of the term of the agreement. In addition to certain customary benefits, Mr. Ajjarapu will receive a monthly automobile allowance of $2,000.

Mr. Patel entered into an executive employment agreement with the Company on August 9, 2023. The initial term of the agreement began on December 31, 2023, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Patel’s initial annual base salary is $400,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Patel is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 200% of his base salary. Such bonus amounts will be determined by the compensation committee. Furthermore, Mr. Patel will receive shares of the Company’s common stock as of December 31 for the entirety of the term of the agreement. In addition to certain customary benefits, Mr. Patel will receive a monthly automobile allowance of $2,000.

Mr. Canning entered into an executive employment agreement with Wellgistics Health on January 18, 2024. The initial term of the agreement expires on December 31, 2026, and the term will be automatically renewed until the agreement is terminated pursuant to its terms. Mr. Canning’s initial annual base salary is $300,000 and such base salary will be subject to adjustment by the compensation committee each year. Mr. Canning is also eligible to receive a yearly cash, stock, or equity bonus and a yearly performance bonus of up to 75% of his base salary. Such bonus amounts will be determined by the compensation committee. In addition to certain customary benefits, Mr. Canning will receive a monthly apartment allowance of $2,500. Mr. Canning resigned from the Company effective February 28, 2025.

Mr. Norton succeeded Mr. Canning as the Company’s Chief Executive Officer effective February 28, 2025. On March 3, 2025, we entered into an executive employment agreement with Mr. Norton. The initial term of the agreement began on March 3, 2025, and expires on December 31, 2025. The term will be automatically renewed until the agreement is terminated pursuant to its terms. The agreement provides for an annual base salary of $490,000. Mr. Norton’s base salary may increase as determined by the Compensation Committee of the Company’s Board of Directors in its sole discretion, and will increase by 5% in the event Mr. Norton meets at least 90% of certain annual performance metrics established by the Compensation Committee. Furthermore, Mr. Norton is eligible for a performance based bonus of up to 100% of his base salary as determined by the Compensation Committee that is contingent upon the achievement of certain performance objectives and a yearly discretionary cash stock or equity bonus in an amount determined by the Compensation Committee. Mr. Norton’s employment agreement provides an automobile allowance of $1,000 per month and a relocation allowance of $15,000. On the Effective Date, Mr. Norton will be granted Restricted Stock Units (“RSU”) Awards of 9,000,000 shares of the Company’s common stock that vest over three years in equal amounts contingent upon the Company realizing certain gross revenue and gross profit targets. In the event that Mr. Norton resigns for “good reason” or is terminated by the Company without “cause,” each as defined in Mr. Norton’s employment agreement, or a change of control takes place, all outstanding and unvested RSUs will immediately accelerate and vest in full. Under Mr. Norton’s employment agreement, Mr. Norton will be eligible for other employee benefits in accordance with the Company’s policies and plans.

Components of Compensation for Fiscal Year 2025

Base Salary and Bonuses. As existing executive officers and NEOs, receive a base salary and bonuses to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salary amounts will be established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities and years of service and the compensation committee’s general knowledge of the competitive market, based on, among other things, experience with other similarly situated companies and our industry and market data reviewed by the compensation committee.

Equity Awards. We also compensate our executive officers and NEOs through the issuance of equity awards under the Company’s Amended and Restated 2023 Equity Incentive Plan.

Other Elements of Compensation

Retirement Plans. We intend to adopt and maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. We expect that our NEOs will be eligible to participate in the 401(k) plan on the same terms as other full-time, salaried employees. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through a 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its employees, including its NEOs, in accordance with its compensation policies.

Health/Welfare Plans. We intend for all of its full-time, salaried employees, including its NEOs, to be eligible to participate in our health and welfare plans, which we expect to include: medical, dental, and vision benefits, and life and accidental death and dismemberment insurance.

No Tax Gross-Ups. We do not intend to make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by us.

Director Compensation

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director of the Company for some portion or all of 2025. Other than as set forth in the table and described more fully below, the Company did not pay any fees, issue any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid by the Company to its employee directors is set forth in the tables summarizing named executive officer compensation above.

2025 Director Compensation Table
Name	Fees earned or paid in cash	Stock Awards**	Option Awards***	Total
Donald W. Anderson*	$145,000	$580,000		$725,000
Rebecca Shanahan*	110,000	580,000	-	690,000
Sajid Syed*	-	191,400	-	191,400
Donald Fell	20,000	-	-	20,000
Howard Doss*	20,000	-	-	20,000
Michael Peterson*	60,000	182,600	-	242,600
Steven Lee*	20,000	-	-	20,000
	$375,000	$1,534,000	$-	$1,909,000

* Former director

**Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2025. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

*** Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with the Black-Scholes option pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company estimates volatility by reference to the historical volatilities of the Company. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

We previously entered into individual agreements with each of our non-employee directors where we agreed to pay Mr. Anderson and Ms. Shanahan an annual cash retainer of $50,000 and Mr. Peterson an annual cash retainer of $120,000. In addition, we agreed to carry director and officer insurance for Mr. Peterson and to make a one-time issuance of 200,000 shares of our common stock at a price per share equal to the fair market value of our common stock on the grant date. These 200,000 shares vest in equal amounts over a three year period beginning on the first anniversary date of the grant.

Non-Employee Director Compensation Policy

On July 31, 2025, we adopted a non-employee director compensation policy designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to the policy, each non-employee director will receive an annual cash retainer of $120,000, payable at the director’s election in cash or shares of our common stock. These retainers are paid quarterly in arrears on or before the fifteenth (15th) business day following the end of each calendar quarter. Each non-employee director also receives an annual equity award of 60,000 shares of common stock under the Company’s Amended and Restated 2023 Equity Incentive Plan. These shares are to be issued annually in arrears on or before the fifteenth (15th) business day following the end of each calendar year. Non-employee directors are also reimbursed for reasonable travel expenses in connection with their attendance at board of director and committee meetings. Upon appointment, each non-employee directors will receive 200,000 restricted shares of common stock, vesting in equal instalments over three (3) years.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 18, 2026, with respect to the holdings of each stockholder known by us to own beneficially more than 5% of the Company’s common stock, each of our directors and named executive officers, and all of our current directors and executive officers as a group. A person is deemed to be a beneficial owner of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of our common stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of the Company’s common stock shown as beneficially owned by the stockholder.

Name of Beneficial Owner(1)	Shares Beneficially Owned (Number)	Percent of Common Stock (%)
Directors and Named Executive Officers
Suren Ajjarapu(2)	456,532	14.86%
Prashant Patel(3)	419,805	13.66%
Shafaat Pirani	2,042	*
Gary Herman	0	*
Marlene Velez	0	*
Donald Fell	0	*
Eric Sherb	0	*
All directors and executive officers as a group	878,379	28.52%

Other Five Percent Holders
Brian Norton(4)	364,099	11.85%
Annapurna Gundlapalli, Trustee of the Annapurna Gundlapalli Revocable Trust 2010	178,880	5.82%
Robert D. Keyser, Jr.(5)	316,004	9.99%
Sixth Borough Capital Fund, LP(6)	316,004	9.99%
Robert Forster(7)	316,004	9.99%
Cory Wachowitz(8)	316,004	9.99%
Robert D. Keyser, III(9)	316,004	9.99%
Mehmet Gunay(10)	316,004	9.99%
Dominic Linsalata(11)	254,345	7.65%
Sandip Patel(12)	316,004	9.99%
Ault Lending LLC(13)	316,004	9.99%
Esousa Holdings LLC(14)	316,004	9.99%
Jess Mogul(15)	316,004	9.99%

*Represents beneficial ownership of less than 1%

(1) The mailing address of all individuals listed is c/o DataMeds AI, Inc., 3000 Bayport Drive, Suite 950, Tampa, FL 33607.

(2) Includes (i) 257,645 shares owned directly by Mr. Ajjarapu, (ii) 89,264 shares owned by the Sandhya Ajjarapu Revocable Trust 2007, for which Mr. Ajjarapu claims beneficial ownership through his wife, Sandhya Ajjarapu, who serves as trustee, (iii) 62,000 shares owned by Sansur Associates LLC, an entity that Mr. Ajjarapu beneficially owns and for which Mr. Ajjarapu thereby claims beneficial ownership, and (iv) 47,326 shares owned by Sea Rider Capital LLC, an entity that Mr. Ajjarapu beneficially owned.

(3) Includes (i) 282,365 shares owned directly by Mr. Patel, (ii) 89,440 shares owned by the Patel Trust 2010, for which Mr. Patel claims beneficial ownership, as co-trustee with his wife, Rina Patel, and (iii) 48,000 shares owned by Goldshield Health LLC, an entity that Mr. Patel beneficially owns and for which Mr. Patel thereby claims beneficial ownership.

(4) Includes (i) 180,895 shares owned directly by Mr. Norton, (ii) 132,060 shares owned by Strategix Global LLC, an entity in which Mr. Norton has a beneficial interest, and (iii) 51,144 shares owned by Nomad Capital LLC, an entity in which Mr. Norton has a beneficial interest. The ownership of certain of these shares is currently the subject of ongoing litigation between the Company and Mr. Norton. The Company has not taken a position for purposes of this table as to the ultimate beneficial ownership of such shares. Accordingly, these shares are included herein based on current record ownership.

(5) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder. The May 2026 Notes and warrants held by this stockholder have a provision that prohibits the stockholder from converting the May 2026 Notes and/or exercising the warrants to the extent that doing so would result in the beneficial ownership of this stockholder exceeding 9.99% (we refer to such provision as a “9.99% beneficial ownership limitation”). The number of shares shown in the table for this stockholder give effect to the 9.99% beneficial ownership limitation.

(6) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(7) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(8) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(9) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(10) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(11) Includes 3,082 shares of common stock underlying convertible notes and 33,712 shares of common stock underlying a warrant to purchase common stock held by this stockholder.

(12) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(13) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(14) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

(15) Includes shares issuable upon conversion of the May 2026 Notes and/or exercise of the PIPE Warrants held by this stockholder, in each case giving effect to the 9.99% beneficial ownership limitation.

Audit Committee Report

In accordance with our Audit Committee Charter, our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2025, with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, which is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, the firm’s judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, our Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed with our independent registered public accounting firm the firm’s independence from both management and our Company, and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with its independence.

In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibility of our Audit Committee referred to below, our Audit Committee recommended to our Board that (and our Board has approved) the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

None of the members of our Audit Committee are professional accountants. Committee members rely on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, our Audit Committee serves an oversight role and does not in itself determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles, or that Suri is in fact “independent.”

AUDIT COMMITTEE:

Gary Herman
Donald Fell
Marlene Velez

Audit Fees

The following table sets forth fees billed by Suri for the fiscal years 2024 and 2025:

	2025	2024
Audit Fees	$154,000.00	$96,000.00
All Other Fees	$0.00	$0.00
Total	$154,000.00	$96,000.00

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options,warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column a))
Equity compensation plans approved by security holders (1)	—	$—	900,754
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	900,754

(1) Consists of securities issued under our Amended and Restated 2023 Stock Incentive Plan, a broad-based incentive plan that allow for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards to employees, consultants and non-employee directors.

Householding of Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy delivery requirements for information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

If you are a stockholder of record and share an address with another stockholder and have received multiple copies of our materials and wish to receive a single copy in the future, or if you only received a single copy and wish to receive a separate copy of the materials, you may write or call us at our address and phone number reported elsewhere in this document. We undertake to deliver promptly upon written or oral request a separate copy of the materials, as requested, to a stockholder at a shared address to which a single copy of the materials was delivered.

If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our materials either now or in the future, please contact your brokerage firm or bank.

Communications with Directors

Stockholders may communicate directly with our Board of Directors or an individual director in writing by sending a letter to our Board of Directors or an individual director at our address reported elsewhere in this document. In general, our corporate secretary will promptly forward the communication to the chairman of our board of directors or the director identified in the communication. However, we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference contain important information that you should read about us. The information incorporated by reference is deemed part of this Information Statement. Our financial statements and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” are incorporated by reference from:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 20, 2026, as amended on Form 10-K/A filed on April 24, 2026; and

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on August 17, 2026.

Additional Information

Additional information regarding the May 2026 Financing is available in the current report on Form 8-K we filed with the SEC on May 29, 2026. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, and proxy statements and other information we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.datamedsai.com under the Investors tab as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our company.

Other Matters

THIS INFORMATION STATEMENT IS DATED [●], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Our address and phone number is DataMeds AI, Inc., 3000 Bayport Drive, Suite 950, Tampa, FL 33607, Attn: Corporate Secretary, 1-843-302-1785.

Annual Report on Form 10-K

At your request, we will furnish, without charge, a complete copy of our Annual Report on Form 10-K (other than exhibits) for our fiscal year ended December 31, 2025. We will furnish any exhibit upon payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests should be directed to our address reported elsewhere in this document.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DATAMEDS AI, INC.

DATAMEDS AI, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of DataMeds AI, Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that Article IV of Certificate of Incorporation be amended and restated in its entirety to read as follows:

The aggregate number of shares, which the Corporation shall have authority to issue, shall consist of (i) 500,000,000 shares of common stock having a $0.0001 par value (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock having a $0.0001 par value (the “Preferred Stock”).

The Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.”

SECOND: That thereafter, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting at which all shares entitled to vote thereon were present and voted, approved of the proposed amendment by written consent of stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the [  ] day of [  ], 2026.

DATAMEDS AI, INC.

By:
Name:	Prashant Patel
Title:	President

APPENDIX B

DATAMEDS AI, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

delaware GENERAL CORPORATION LAW

The undersigned, [__], does hereby certify as of [__], 2026:

1. He is the Chief Executive Officer of DataMeds AI, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 1,000,000 shares of Preferred Stock (as defined below).

3. On [__], 2026, the following resolutions were duly adopted by the board of directors of the Corporation:

WHEREAS, the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) provides for a class of its authorized stock known as Preferred Stock, consisting of [__] shares, $[0.0001] par value per share (the “Preferred Stock”), issuable from time to time in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board of Directors”) to provide, out of the authorized and unissued shares of Preferred Stock, for the issuance of one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series, the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock, the designation of such series, and the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide authority for the Corporation to issue a series of Preferred Stock and does hereby in this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock establish and fix and herein state and express the powers (including voting powers, if any), preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Beneficial Ownership Limitation” means 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by the applicable Holder, together with such Holder’s affiliates. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means this Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Corporation.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” means, with respect to any conversion of shares of Series A Preferred Stock hereunder, the date on which the Holder delivers a valid notice of conversion to the Corporation in accordance with the terms hereof.

“Conversion Price” means, as of any Conversion Date, the lesser of (i) $6.00 per share or (ii) the Variable Conversion Price, subject to the Floor Price (as defined below) and adjustment as provided herein; provided, however, that in no event shall the Conversion Price be less than the Floor Price. Effective as of the Mandatory Note Conversion Date, the Conversion Price shall be deemed to have been reset and thereafter shall equal the lesser of (x) $50.00 per share and (y) the Variable Conversion Price (as defined herein), in each case subject to the Floor Price.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof.

“Distribution” shall have the meaning set forth in Section 7(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 6(e).

“Exchange Cap Allocation” shall have the meaning set forth in Section 6(e).

“Floor Price” initially means $1.00 per share.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e).

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Mandatory Note Conversion Date” means the later to occur of (i) the date on which the Registration Statement is declared effective by the Commission, and (ii) the date on which the Required Stockholder Approval has been obtained and become effective under applicable law and the rules of the Principal Market. For the avoidance of doubt, the Mandatory Note Conversion Date may not occur prior to the date on which this Certificate of Designation is filed with the Secretary of State of the State of Delaware.

“Market Price” means, for any Conversion Date, the closing price of the Common Stock on the Trading Day immediately preceding such Conversion Date.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

“Par Value” shall have the meaning set forth in Section 2.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the applicable date in question: the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTC Pink, OTCQB, or OTCQX, and any successor markets to any of the foregoing.

“Purchase Rights” has the meaning set forth in Section 7(c).

“Registration Statement” has the meaning assigned to it in the Securities Purchase Agreement.

“Required Stockholder Approval” has the meaning assigned to it in the Securities Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the securities purchase agreement, dated May 27, 2026, by and between the Corporation and the purchasers party thereto.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Stated Value” shall have the meaning set forth in Section 2.

“Subsidiary” means any subsidiary of the Corporation as set forth in the SEC Reports (as defined in the Securities Purchase Agreement) and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Securities Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the Principal Market is open for business.

“Transaction Documents” means this Certificate of Designation, the Securities Purchase Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Securities Purchase Agreement.

“Transfer Agent” means Colonial Stock Transfer Co, Inc., the current transfer agent of the Corporation, with a mailing address of [__] and an email address of [__], and any successor transfer agent of the Corporation.

“Variable Conversion Price” means, as of any Conversion Date, 100% of the Market Price.

Section 2. Designation, Amount, Par Value and Stated Value. The series of Preferred Stock shall be designated as Series A Convertible Preferred Stock of the Corporation (the “Series A Preferred Stock”) and the number of shares so designated shall be [___] (which shall not be subject to increase without the written consent of all of the holders of the Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share (the “Par Value”) and shall have a stated value equal to $1,000.00 per share (the “Stated Value”).

Section 3. Dividends. Beginning six months from the date of issuance, the Series A Preferred Stock will accrue a dividend equal to ten percent (10%) of the Stated Value over each subsequent twelve month period. Such dividends shall accrue on a monthly basis and be added to the Stated Value for all purposes hereof. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series A Preferred Stock.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series A Preferred Stock shall have one vote per share, which except as set forth in this Section 4, will vote with the Common Stock as a class. As long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of all the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) amend its Certificate of Incorporation, bylaws or other charter documents in any manner that materially adversely affects any rights of any Holder, (c) designate any other series of Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation, for each share of Series A Preferred Stock, an same amount equal to the greater of (i) the Stated Value of such share and (ii) the amount that a holder of Common Stock would receive if such shares of Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) into Common Stock, which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Conversion.

a) Conversion. Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the Holder, at any time, into shares of Common Stock. Upon any such conversion, the number of shares of Common Stock issuable shall be equal to (i) the Stated Value of the shares of Series A Preferred Stock being converted divided by (ii) the Conversion Price in effect as of the applicable Conversion Date. Notwithstanding anything to the contrary herein, the Corporation shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder would beneficially own in excess of the Beneficial Ownership Limitation.

b) [RESERVED].

c) Mechanics of Conversion. The Corporation will record each conversion described in Section 6(a) in book-entry form. Conversions shall be effected by delivery by the Holder to the Corporation of a written notice of conversion.

i. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series A Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

ii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Series A Preferred Stock.

iii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Floor Price Adjustments.

i. Floor Price Reset. Notwithstanding anything to the contrary herein, on the Mandatory Note Conversion Date, the Floor Price shall automatically, and without any further action by the Holder or the Corporation, be adjusted to equal 20% of the closing price of the Common Stock on the Trading Day immediately preceding the Mandatory Note Conversion Date, provided the Floor Price shall not increase under any circumstances.

ii. Floor Price Adjustments Pursuant to the Securities Purchase Agreement. Notwithstanding anything to the contrary herein, the Floor Price may be adjusted from time to time in accordance with the requirements set forth in the Securities Purchase Agreement. Without limiting the foregoing, upon approval of the stockholders of the Corporation obtained pursuant to the Securities Purchase Agreement to reset the Floor Price, the Floor Price shall automatically be adjusted to an amount equal to 20% of the closing price of the Common Stock on the Trading Day immediately preceding the date of such stockholder approval, effective as of such date, and such adjusted amount shall thereafter constitute the “Floor Price” for all purposes hereunder, provided the Floor Price shall not increase under any circumstances.

e) Principal Market Regulation. The Corporation shall not issue any shares of Common Stock upon conversion of the Series A Preferred Stock or otherwise pursuant to the Transaction Documents if the issuance of such shares of Common Stock, when aggregated with all shares of Common Stock issued or issuable pursuant to the Transaction Documents, would exceed the aggregate number of shares of Common Stock that the Corporation may issue without breaching the Corporation’s obligations under the listing rules of the Principal Market, including Nasdaq Listing Rule 5635(d) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation (A) obtains the Required Stockholder Approval for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion of Series A Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Original Issue Date multiplied by (ii) the quotient of (1) the aggregate number of shares of Series A Preferred Stock issued to such Holder on the Original Issue Date divided by (2) the aggregate number of shares of Series A Preferred Stock issued to the Holders on the Original Issue Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Series A Preferred Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. For the avoidance of doubt, the Floor Price shall be proportionately adjusted in the same manner as the Conversion Price. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [RESERVED]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series A Preferred Stock (without regard to any limitations on conversion thereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as any Series A Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Series A Preferred Stock (without regard to any limitations on conversion thereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while any Series A Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of Series A Preferred Stock, the Holder of such Series A Preferred Stock shall have the right to receive, for each share of Series A Preferred Stock being converted, the kind and amount of securities, cash or other property (the “Alternate Consideration”) receivable by a holder of the number of shares of Common Stock into which such Series A Preferred Stock would have been convertible immediately prior to such Fundamental Transaction (as determined in accordance with Section 6(a), calculated without regard to any conversion limitations set forth herein). For purposes of any such conversion, the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for such Holder’s Series A Preferred Stock a security of the Successor Entity evidenced by one or more written instruments in form and substance reasonably satisfactory to the Holder which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) determined in accordance with Section 6(a) (calculated without regard to any conversion limitations set forth herein), and which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series A Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g) Notice to the Holders.

i. Adjustment to Conversion Shares. Whenever the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Shares issuable to such Holder after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Preferred Stock, and shall cause to be delivered to each Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Each Holder shall remain entitled to convert all or any part of the shares of Series A Preferred Stock owned by such Holder during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8. Reserved.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the following address: [__], Attention: [__], e-mail address: [__] or such other mailing address and/or e-mail address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by electronic mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the mailing address or e-mail address of such Holder set forth on such Holder’s respective signature page to the Securities Purchase Agreement, or at such other mailing address as such Holder may specify for such purposes by notice to the Corporation delivered in accordance with this Section 9. Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required or permitted to be given, in each case, properly addressed to the party to receive the same as provided in this Section 9.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Series A Preferred Stock. Shares of Series A Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Convertible Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the Chief Executive Officer, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation in accordance with the foregoing resolution and the provisions of Delaware law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this [__] day of [__] 2026.

DATAMEDS AI, INC.

Name:	[__]
Title:	[__]

-33-